                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-57533, 333-49847, 333-70195, 333-83949 and 333-
94841) and on Form S-8 (No. 333-52479) of Cheniere Energy, Inc. of our reports dated March 30, 2001 relating to the financial statements of Cheniere Energy, Inc. on page 28 and Gryphon Exploration Company on page 58 in this Annual Report on Form 10-K for the year ended December 31, 2000.



PRICEWATERHOUSECOOPERS LLP

Houston, Texas
April 2, 2001

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